                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT

                                 By and Between

                            CONKLIN & CONKLIN, INC.,
                                     Seller,

                              FREDERICK S. CONKLIN
                                LANCE H. CONKLIN
                               JAMES D. VERONNEAU,
                                  Shareholders

                                       and

                             USINTERNETWORKING, INC,
                                      Buyer


                         Dated as of September 20, 1999

                                TABLE OF CONTENTS



                                                                                                               Page


ARTICLE I. DEFINITIONS............................................................................................1

         1.1      Defined Terms...................................................................................1

ARTICLE II. ASSETS TO BE CONVEYED.................................................................................6

         2.1      Assets..........................................................................................6
                  2.1.1      Receivables..........................................................................6
                  2.1.2      Contracts............................................................................6
                  2.1.3      Warranties...........................................................................7
                  2.1.4      Claims...............................................................................7
                  2.1.5      Promotional Materials and Intangibles................................................7
                  2.1.6      Personal Property....................................................................7
                  2.1.7      Real Property........................................................................7
                  2.1.8      Records..............................................................................7
                  2.1.9      Inventory............................................................................8
         2.2      Excluded Assets.................................................................................8

ARTICLE III. ASSUMPTION OF LIABILITIES............................................................................8

         3.1      Liabilities Assumed.............................................................................8
         3.2      Liabilities Not Assumed.........................................................................9

ARTICLE IV. PURCHASE PRICE AND PAYMENT...........................................................................10

         4.1      Total Consideration and Terms..................................................................10
         4.2      Contingent Payments............................................................................10
         4.3      Allocation.....................................................................................12

ARTICLE V. PRORATIONS AND ADJUSTMENTS............................................................................13

         5.1      Working Capital Adjustment.....................................................................13
         5.2      Proration......................................................................................13

ARTICLE VI. RELATED AGREEMENTS AT CLOSING........................................................................14

         6.1      Noncompetition.................................................................................14
         6.2      Employment of Certain Shareholders.............................................................15
         6.3      Options to Purchase Shares of Buyer............................................................15

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS.......................................15

         7.1      Organization...................................................................................16
         7.2      Authorization..................................................................................16
         7.3      No Breach......................................................................................16
         7.4      Governmental Authorizations....................................................................16
         7.5      Consents.......................................................................................16


                                                                                                                PAGE

         7.6      Title to Assets................................................................................16
         7.7      Condition of Personal Property.................................................................17
         7.8      Condition of Real Property.....................................................................17
         7.9      Contracts......................................................................................18
         7.10     Employees......................................................................................18
         7.11     Employee Benefit Plans.........................................................................19
         7.12     Litigation.....................................................................................19
         7.13     Taxes..........................................................................................20
         7.14     Compliance with Laws...........................................................................21
         7.15     Insolvency Proceedings.........................................................................21
         7.16     Patents, Trademarks, Copyrights................................................................21
         7.17     Financial Statements; Absence of Undisclosed Liabilities.......................................22
         7.18     Absence of Certain Changes or Events...........................................................22
         7.19     Sufficiency of Assets..........................................................................23
         7.20     Environmental Protection.......................................................................24
         7.21     Insurance......................................................................................24
         7.22     Brokers' Fees..................................................................................24
         7.23     No Other Agreements to Sell the Assets.........................................................24
         7.24     Transactions with Certain Persons..............................................................24
         7.25     Accounts Receivable............................................................................25
         7.26     Inventory......................................................................................25
         7.27     Investment.....................................................................................25
         7.28     No Misleading Statements.......................................................................25

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES OF BUYER............................................................26

         8.1      Organization...................................................................................26
         8.2      Authorization..................................................................................26
         8.3      No Breach......................................................................................26
         8.4      Litigation.....................................................................................26

ARTICLE IX. PRE-CLOSING OBLIGATIONS..............................................................................26

         9.1      Financial Information..........................................................................26
         9.2      Consents.......................................................................................26
         9.3      Confidentiality................................................................................27
         9.4      Access.........................................................................................27
         9.5      Employee Matters...............................................................................27
         9.6      Operations Prior to Closing....................................................................28
         9.7      Adverse Developments...........................................................................29
         9.8      Administrative Violations......................................................................29
         9.9      Bulk Sales Act.................................................................................29
         9.10     Removal of Restrictions........................................................................29
         9.11     HSR Act Notification...........................................................................29

ARTICLE X. CONDITIONS PRECEDENT..................................................................................30

         10.1     Mutual Conditions..............................................................................30


                                                                                                                PAGE

                  10.1.1     Governmental Consents...............................................................30
                  10.1.2     Absence of Litigation...............................................................30
         10.2     Conditions to Buyer's Obligation...............................................................30
                  10.2.1     Representations and Warranties......................................................30
                  10.2.2     Compliance with Conditions..........................................................30
                  10.2.3     No Material Adverse Development.....................................................30
                  10.2.4     Closing Documents...................................................................30
                  10.2.5     Third Party Consents................................................................30
                  10.2.6     Estoppel Certificates...............................................................31
                  10.2.7     Settlement of Claims................................................................31
         10.3     Conditions to Seller's Obligation..............................................................31
                  10.3.1     Representations and Warranties......................................................31
                  10.3.2     Compliance with Conditions..........................................................31
                  10.3.3     Payment.............................................................................31
                  10.3.4     Closing Documents...................................................................31

ARTICLE XI. CLOSING..............................................................................................31

         11.1     Closing Date...................................................................................31
         11.2     Performance at Closing.........................................................................32
                  11.2.1     Seller's and the Shareholders' Deliveries...........................................32
                  11.2.2     Buyer's Deliveries..................................................................32
                  11.2.3     Other Documents and Acts............................................................33

ARTICLE XII. POST-CLOSING OBLIGATIONS............................................................................33

         12.1     Indemnification................................................................................33
                  12.1.1     Buyer's Right to Indemnification....................................................33
                  12.1.2     Seller's Right to Indemnification...................................................34
                  12.1.3     Conduct of Proceedings..............................................................34
                  12.1.4     Right of Offset.....................................................................35
                  12.1.5     Limits on and Conditions of Indemnification; Threshold and Cap......................35
                  12.1.6     Purchase Price Adjustment...........................................................36
         12.2     Post-Closing Access............................................................................36
         12.3     Post-Closing Tax Covenant......................................................................36
         12.4     Failure to Obtain Consents.....................................................................36

ARTICLE XIII. DEFAULT AND REMEDIES; DAMAGE.......................................................................37

         13.1     Termination by Seller Upon Buyer's Default.....................................................37
         13.2     Termination by Buyer Upon Seller's Default.....................................................37
         13.3     Breach and Opportunity to Cure.................................................................37
         13.4     Seller's Remedies..............................................................................38
         13.5     Buyer's Remedies...............................................................................38
         13.6     Damage.........................................................................................38
                  13.6.1     Risk of Loss........................................................................38
         13.7     Legal Actions..................................................................................39


                                                                                                                PAGE

         13.8     Failure to Obtain Consents.....................................................................39

ARTICLE XIV. GENERAL PROVISIONS..................................................................................39

         14.1     Expenses.......................................................................................39
         14.2     Notices........................................................................................39
         14.3     Attorneys' Fees................................................................................40
         14.4     Survival of Representations, Warranties and Indemnification Rights.............................40
         14.5     Exclusive Dealings.............................................................................41
         14.6     Waiver.........................................................................................41
         14.7     Assignment.....................................................................................41
         14.8     Entire Agreement...............................................................................41
         14.9     Counterparts...................................................................................41
         14.10    Construction...................................................................................41
         14.11    Schedules and Exhibits.........................................................................41
         14.12    Severability...................................................................................41
         14.13    Choice of Law..................................................................................42
         14.14    Counsel........................................................................................42
         14.15    Public Statements..............................................................................42
         14.16    Arbitration....................................................................................42


                                    EXHIBITS



         Exhibit A                  Form of Promissory Note

         Exhibit B                  Form of Security Agreement

         Exhibit C                  IRS Form 8594

         Exhibit D                  Form of Noncompetition Agreement

         Exhibit E                  Form of Employment Agreement

         Exhibit F                  Seller Customer Contract Forms

         Exhibit G                  Form of Seller's Counsel Opinion

         Exhibit H                  Form of Buyer's Counsel Opinion


                                    SCHEDULES



         Schedule 2.1.2             Contracts

         Schedule 2.1.5             Intangible Property

         Schedule 2.1.6             Personal Property

         Schedule 2.1.7             Real Property

         Schedule 3.1(b)            Long Term Bank Debt

         Schedule 7.1               Seller's Addresses and Places of Business

         Schedule 7.6(a)            Exceptions to Title to Assets

         Schedule 7.6(b)            Permitted Liens

         Schedule 7.8(b)            Real Property Exceptions

         Schedule 7.8(c)            Lease Agreements

         Schedule 7.10(b)           Labor Agreements

         Schedule 7.11              Employee Plans

         Schedule 7.12              Litigation

         Schedule 7.13              Taxes

         Schedule 7.17              Financial Statements

         Schedule 7.18              Changes or Events

         Schedule 7.20              Environmental Compliance

         Schedule 7.21              Insurance Policies

         Schedule 7.24              Transactions with Certain Persons


                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement (the "Agreement") is made and entered on September 20, 1999 (the "Contract Date"), by and between Conklin & Conklin, Inc., a Connecticut corporation ("Seller"), Frederick S. Conklin ("F. Conklin"), Lance H. Conklin ("L. Conklin"), James D. Veronneau ("Veronneau"), and USINTERNETWORKING, Inc., a Delaware corporation ("Buyer"). F. Conklin, L. Conklin, and Veronneau are each sometimes referred to herein as a "Shareholder" and collectively as the "Shareholders."

                                   BACKGROUND:

                  Seller conducts a business which, among other things, (i) sells certain computer software products used in business applications and (ii) installs and provides support services related to computer software products used in business applications (the "Business"), and owns and leases certain assets used or held for use solely in connection with the operation of the Business. The Shareholders own all of the outstanding shares of stock of Seller, and each is an officer of Seller. Seller and the Shareholders desire to sell and assign to Buyer and Buyer desires to purchase and acquire from Seller substantially all of the property and assets used or held for use in the operation of the Business upon the terms set forth in this Agreement (the "Transaction"). Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "ACTIVE CUSTOMER CONTRACTS" shall have the meaning set forth in SECTION 7.9.

                  "ADJUSTMENT DATE" shall have the meaning set forth in SECTION 5.2.

                  "ADMINISTRATIVE VIOLATION" shall have the meaning set forth in
SECTION 9.8.

                  "AGGREGATE FAIR MARKET VALUE" shall have the meaning set forth in SECTION 4.3.

                  "AGREEMENT" shall have the meaning set forth in the Preamble.

                  "APPLICABLE STOCK PRICE" shall have the meaning set forth in
SECTION 4.2.

                  "ASSETS" shall have the meaning set forth in SECTION 2.1.

                  "ASSUMED DEBT" shall have the meaning set forth in Section 3.1(b).

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
SECTION 3.1.

                  "BALANCE SHEET" shall mean the balance sheet of Seller, as of the date indicated thereon, together with the notes thereto, prepared in accordance with GAAP.

                  "BUSINESS" shall have the meaning set forth in the Background.

                  "BUYER" shall have the meaning set forth in the Preamble.

                  "BUYER INDEMNITEES" shall have the meaning set forth in
SECTION 12.1.1.

                  "BUYER STOCK" shall have the meaning set forth in SECTION 4.1.

                  "CASH PAYMENT" shall have the meaning set forth in
SECTION 4.1.

                  "CLOSING" shall have the meaning set forth in SECTION 3.1

                  "CLOSING DATE" shall have the meaning set forth in SECTION
11.1.

                  "CLOSING DATE ADJUSTMENTS" shall have the meaning set forth in
SECTION 5.2.

                  "CLOSING DATE STOCK PRICE" shall have the meaning set forth in
SECTION 4.2.

                  "CLOSING WORKING CAPITAL" shall have the meaning set forth in
Section 5.1.2.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "CONTINGENT PAYMENT" shall have the meaning set forth in
SECTION 4.2.

                  "CONTINGENT PAYMENT DATE" shall have the meaning set forth in
SECTION 4.2.

                  "CONTINGENT PAYMENT DATE STOCK PRICE" shall have the meaning set forth in SECTION 4.2.

                  "CONTRACT DATE" shall have the meaning set forth in the Preamble.

                  "CONTRACTS" shall have the meaning set forth in SECTION 2.1.2.

                  "COVENANTS" shall have the meaning set forth in SECTION 6.1.

                  "CUSTOMER CONTRACT" shall have the meaning set forth in
Section 2.1.2.

                  "EMPLOYEE PLAN" shall have the meaning set forth in
SECTION 7.11.

                  "EMPLOYMENT AGREEMENTS" shall have the meaning set forth in
SECTION 6.2.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ESTIMATED CLOSING DATE WORKING CAPITAL" shall have the meaning set forth in SECTION 5.1.1.

                  "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirement of any governmental agency (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to handling of or exposure to any kind of hazardous substance, gasoline, or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid, or gas, and whether or not any such substance is defined as hazardous under any law, that is regulated pursuant to any law or that could give rise to liability under any law, as has been, is now, or may at any time hereafter be, in effect.

                  "EXCLUDED ASSETS" shall mean those assets not included among the Assets purchased, as listed in SECTION 2.2.

                  "EXERCISE PRICE" shall have the meaning set forth in
SECTION 4.1.

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 7.17.

                  "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                  "HIRED EMPLOYEES" shall have the meaning set forth in SECTION 9.5.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 12.1.3.

                  "INDEMNITOR" shall have the meaning set forth in SECTION
12.1.3.

                  "INSURANCE POLICIES" shall have the meaning set forth in
SECTION 7.21.

                  "INTANGIBLE PROPERTY" shall have the meaning set forth in
SECTION 2.1.8.

                  "INTEREST EXPENSE" shall mean, with respect to any entity, for any period, the sum (without duplication) of (i) the interest expense of such entity and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under any interest rate protection agreement, future, option, swap, cap, or other interest rate hedge or arrangement (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts, and other fees and charges owed with respect to letters of credit, bankers' acceptance financing, or similar facilities; and (e) all accrued interest, and (ii) the interest component of any capitalized lease obligations paid or accrued by such person and its subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "INVENTORY" shall have the meaning set forth in SECTION
2.1.10.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "IT PRODUCTS AND SERVICES" shall have the meaning set forth in
SECTION 12.1.1.

                  "LAWSON" shall have the meaning set forth in SECTION 4.2.

                  "LAWSON BUSINESS UNIT" shall mean the organizational element within Buyer responsible for marketing and servicing Lawson products.

                  "LAWSON TECHNICAL PERSONNEL" shall mean employees of Buyer who work within the Lawson Business Unit, and who provide technical services related to Lawson products to Buyer's customers, among other duties, whether or not such personnel are Hired Employees. The following are not included in the definition of Lawson Technical Personnel: (i) managers; (ii) personnel whose work is not directly billed to Buyer's customers; and (iii) newly hired employees (other than Hired Employees) within the first two (2) months of their employment.

                  "LEASE AGREEMENTS" shall have the meaning set forth in SECTION 7.8.

                  "LEASE CONSENTS" shall have the meaning set forth in Section 9.2.

                  "LETTER OF CREDIT" shall have the meaning set forth in SECTION 4.1.

                  "LIENS" shall have the meaning set forth in SECTION 7.6.

                  "MAXIMUM AMOUNT" shall have the meaning set forth in SECTION 4.2.

                  "MINIMUM WORKING CAPITAL" shall have the meaning set forth in
SECTION 5.1.

                  "NET INCOME" shall mean, with respect to any entity, for any period, the aggregate net income (or loss) of such entity and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) gains and losses from any sale of assets or abandonments or reserves relating thereto, and the related tax effects according to GAAP; (ii) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP; (iii) the net income (or loss) of any other entity acquired in a pooling of interests transaction accrued prior to the date it becomes a subsidiary of such first referred to entity or is merged or consolidated with it or any of its subsidiaries; (iv) the net income of any subsidiary of such entity to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by contract, operation of law, or otherwise; and (v) the net income of any other entity, other than a subsidiary, except to the extent of the lesser of (a) dividends or distributions paid to such first referred to entity or its subsidiary by such entity and (b) the net income of such entity (but in no event less than zero), and the net loss of such entity shall be included only to the extent of the aggregate investment of the first referred to entity or a consolidated subsidiary of such entity.

                  "NON-CASH CHARGES" shall mean, with respect to any entity, for any period, the aggregate depreciation, amortization, and other non-cash expenses of such entity and its subsidiaries reducing the Net Income of such entity and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item).

                  "NON-CONSENTED CONTRACT" shall have the meaning set forth in
SECTION 12.4.

                  "NOTE" shall have the meaning set forth in SECTION 4.1.

                  "OPTION AMOUNT" shall have the meaning set forth in
SECTION 4.1.

                  "OPTIONS" shall have the meaning set forth in SECTION 4.1.

                  "PAYMENT AT CLOSING" shall have the meaning set forth in
SECTION 4.1.

                  "PAYMENT DATE" shall have the meaning set forth in SECTION
5.2.

                  "PERIOD ONE" shall have the meaning set forth in SECTION 4.2.

                  "PERMITTED CORRECTIVE ACTION" shall mean action to correct or repair a problem with a product or service that was previously provided to a customer pursuant to a Customer Contract, where such correction or repair is provided in the ordinary course of business and without the unreimbursed expenditure of more than a DE MINIMIS amount of funds (other than payroll) or commitment of a material amount of resources.

                  "PERIOD TWO" shall have the meaning set forth in SECTION 4.2.

                  "PERMITTED LIENS" shall have the meaning set forth in SECTION 7.6.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, labor union or governmental authority.

                  "PERSONAL PROPERTY" shall have the meaning set forth in
SECTION 2.1.6.

                  "POST-CLOSING ESCROW" shall have the meaning set forth in
SECTION 12.1.4.

                  "PRE-CLOSING TAXES" shall have the meaning set forth in
SECTION 3.2.

                  "REAL PROPERTY" shall have the meaning set forth in SECTION 2.1.7.

                  "RECORDS" shall have the meaning set forth in SECTION 2.1.9.

                  "REQUIRED CONSENT" shall have the meaning set forth in SECTION 10.2.5.

                  "SELLER" shall have the meaning set forth in the Preamble.

                  "SELLER INDEMNITEES" shall have the meaning set forth in
SECTION 12.1.2.

                  "SHAREHOLDER" shall have the meaning set forth in the Preamble.

                  "TAX" or "TAXES" shall mean all federal, state, local, and foreign taxes, net or gross income, gross receipts, sales, use, transfer, franchise, employment, excise, stamp, personal property, real property, social security, unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, or any other taxes of any kind whatsoever, (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax authority, whether as a primary obligor or as a result of being a "transferor" (within the meaning of Section 6901 of the Code and any corresponding state and local law) of another person.

                  "TAX RETURNS" shall mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

                  "TOTAL CONSIDERATION" shall have the meaning set forth in
SECTION 4.1.

                  "TRANSACTION" shall have the meaning set forth in the Background.

                  "WORKING CAPITAL" shall mean, with respect to accounting principles, current assets less current liabilities excluding owners' compensation liabilities, and the current portion of long-term debt.

                  "YEAR 2000 CONDITIONS" shall have the meaning set forth in
Section 12.1.1.

                                   ARTICLE II.
                              ASSETS TO BE CONVEYED

                  2.1 Assets. On the Closing Date, subject to and in reliance upon the covenants, representations, warranties, and agreements set forth herein, and subject to the terms and conditions contained herein (including without limitation the terms and conditions of Section 12.4 regarding Seller's obligation to obtain consent to assign certain contracts), Seller shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase from Seller, all of the assets used or held for use in the operation of the Business, other than Excluded Assets, including without limitation, the following (collectively, the "Assets"):

                           2.1.1 RECEIVABLES. All accounts and notes receivable
(whether current or noncurrent), refunds, deposits, prepayments, or prepaid expenses.

                           2.1.2 CONTRACTS. All rights of Seller or others for
the benefit of the Business including, without limitation, those rights under
(a) all agreements, contracts, or leases described on SCHEDULE 2.1.2; (b) such other contracts, agreements, or leases entered into by Seller (i) with the written consent of Buyer, or (ii) in the ordinary course of business and consistent with past practice, between the date hereof and the Closing Date, that (x) are approved in writing by Buyer, (y) are new contracts for provision of products or services to customers of Seller (such contracts, generally, "Customer Contracts"), or (z) do not impose obligations on Buyer for the payment of money in amounts in excess of Twenty-five Thousand Dollars ($25,000) for any one contract or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the contracts, agreements, and leases described in clauses (a) and (b) are collectively referred to as the "Contracts").

                           2.1.3 WARRANTIES. All rights under or pursuant to all
warranties, representations, and guarantees made by suppliers in connection with the Assets or services furnished to Seller, to the extent such warranties, representations, and guarantees (i) are not required by Seller to fulfill its obligations under this Agreement and (ii) are assignable.

                           2.1.4 CLAIMS. All claims, causes of action, choses in
action, rights of recovery and rights of set-off of any kind relating to the Assets or the Assumed Liabilities, against any Person, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered or services provided by Seller on or prior to the Closing Date.

                           2.1.5 PROMOTIONAL MATERIALS AND INTANGIBLES. All of
Seller's or its affiliates' rights in the copyrights, patents, trademarks, trade names, slogans, logos, service marks, computer software, magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans of the Business and all goodwill of the Business, and other similar intangible property rights used or held for use in the Business, including but not limited to the intangible property identified on SCHEDULE
2.1.5 (the "Intangible Property").

                           2.1.6 PERSONAL PROPERTY. All the fixed and tangible
personal property used or held for use in the operation of the Business including, but not limited to, the equipment, hardware, software, furnishings, and vehicles listed on SCHEDULE 2.1.6 together with any replacements, improvements, or additions thereto made between the Contract Date and the Closing Date (the "Personal Property").

                           2.1.7 REAL PROPERTY. All right, title and interest in
the real property used or held for use or necessary in the operation of the Business and owned, leased, or licensed by Seller and its affiliates, as described in SCHEDULE 2.1.7, or acquired for the benefit of the Business by Seller or its affiliates with the written consent of Buyer between the Contract Date and Closing Date (the "Real Property").

                           2.1.8 RECORDS. All records, including but not limited
to all books of account, customer lists, supplier lists, computer programs and software, employee personnel files, engineering data, purchase orders, service logs, consultants' reports, budgets, marketing data, financial reports and projections, and sales, operating, and business plans, relating to or used in the Business and not pertaining solely to Seller's internal corporate affairs (the "Records").

                           2.1.9 INVENTORY. All inventory held by Seller for
resale, and all of Seller's raw materials, works in process, finished products, wrapping, supply, and packaging items, in each case wherever the same may be located (collectively, "Inventory").

                  2.2 EXCLUDED ASSETS. It is understood and agreed that the following assets shall not be among the Assets purchased pursuant to this
Agreement:

                           (a) Any insurance policies and proceeds thereof,
promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposits or other similar items and cash surrender value in regard thereto;

                           (b) Any pension, profit-sharing, or employee benefit
plans, including all of Seller's interest in any Employee Plan, and any collective bargaining agreements;

                           (c) Any agreements not included among the Contracts;

                           (d) All Tax returns and supporting materials, all
original financial statements and supporting materials, all books and records that Seller is required by law to retain, all corporate minutes and records, and all records of Seller relating to the sale of the Assets; and

                           (e) Any interest in and to any refunds of Taxes of
the Seller for periods ending and prior to the Closing Date and for periods beginning prior to and ending after the Closing Date, to the extent such refund of Taxes is attributable to the portion of such period ending on the Closing Date.


                                  ARTICLE III.
                            ASSUMPTION OF LIABILITIES

                  3.1 LIABILITIES ASSUMED. Upon the terms and subject to the conditions contained herein, at the closing of the Transaction (the "Closing"), Buyer shall assume and become responsible for the following obligations of Seller (the "Assumed Liabilities"):

                           (a) to the extent reflected in the Balance Sheet of
Seller as of the Closing Date, Seller's accounts payable, deferred income, accrued expenses (excluding deferred compensation of any Shareholder), and to the extent included in the calculation of Working Capital used in the Balance Sheet, Seller's short-term debt (to be paid by Buyer when due);

                           (b) long-term bank debt of Seller, as listed in
SCHEDULE 3.1(b), including the current portion of such debt, in an amount up to Five Hundred Thirty Eight Thousand Nine Hundred Eight Dollars ($538,908) (the "Assumed Debt"), which may, at Buyer's discretion and subject to requisite consents, be assumed or paid by Buyer at Closing; provided that any fees, expenses, or penalties payable to the lender arising as a result of such assumption or repayment of the Assumed Debt shall be paid by Seller, and that the parties shall take all necessary action prior to the Closing date to release Seller and the Shareholders from any obligations, including guarantees, with respect to the Assumed Debt;

                           (c) the liabilities arising and accruing after and
relating exclusively to the operation of the Business by Buyer after the Closing under the Contracts to be assigned to Buyer pursuant to (and as limited by)
Section 2.1.2 above or of which the benefits are made available to Buyer by Seller in accordance with Section 12.4, including but not limited to the lease agreements for the leased Real Property and Personal Property; and

                           (d) the obligation to perform Permitted Corrective
Action with respect to services and products provided by Seller, prior to Closing, pursuant to Customer Contracts that are assigned to Buyer hereunder or of which the benefits are made available to Buyer by Seller in accordance with
Section 12.4.

                  3.2 LIABILITIES NOT ASSUMED. Buyer shall not assume or undertake to pay, satisfy, or discharge any of Seller's liabilities, obligations, commitments, or responsibilities not expressly assumed by Buyer in this Agreement, including without limitation:

                           (a) all liabilities and obligations relating to
operation of the Business or ownership or use of the Assets arising and accruing in respect of periods prior to the Closing;

                           (b) all liabilities and obligations arising under the
Employee Plans, except to the extent otherwise expressly provided in Section
7.11 or other provisions of this Agreement;

                           c) all liabilities and obligations for fees and
expenses incurred by or on behalf of Seller in connection with the transactions contemplated by this Agreement, except to the extent that Buyer has specifically assumed or agreed to assume responsibility for such fees and expenses in this Agreement or any other written instrument;

                           (d) all liabilities arising out of or relating to the
Excluded Assets including, without limitation, all Taxes of the Seller for periods ending on or prior to the Closing Date and for periods beginning prior to and ending after the Closing Date to the extent such Taxes are attributable to the portion of such period ending on the Closing Date, ("Pre-Closing Taxes");

                           (e) all liabilities and obligations for which Seller
has expressly assumed responsibility pursuant to this Agreement; and

                           (f) all liabilities and obligations relating to
former employees of Seller no longer employed by Seller as of the close of business on the Closing Date.

                                   ARTICLE IV.
                            PURCHASE PRICE AND PAYMENT


                  4.1 TOTAL CONSIDERATION AND TERMS. The aggregate consideration for the Assets to be purchased by Buyer hereunder and for the Covenants (the "Total Consideration") will, subject to adjustments as provided in Section 4.2 and Article V, consist of:

                           (a) one payment of Ten Million Dollars ($10,000,000)
consisting, at Buyer's election, of (i) all cash, adjusted as provided herein, by wire transfer of immediately available funds to an account designated in writing by Seller; or (ii) (A) cash in the amount of at least Eight Million Dollars ($8,000,000) (the "Cash Portion"), adjusted as provided herein, by wire transfer of immediately available funds to an account designated in writing by Seller, plus (B) Buyer's promissory note for an amount equal to Ten Million Dollars ($10,000,000) minus the Cash Portion, substantially in the form of EXHIBIT A (the "Note"). The cash paid pursuant to clause (i) or clause (ii)(A) above, in either case, is referred to herein as the "Cash Payment." The Note shall: (i) bear interest on the outstanding principal balance at the rate of ten percent (10%) per annum, payable monthly; (ii) mature twenty-four months from the Closing Date; (iii) be assignable by Seller to the Shareholders; and (iv) provide that: (x) the principal amount of the Note may be paid any time within such twenty-four-month period without penalty, and (y) Buyer has the right to pay interest only on the principal balance during such twenty-four month period; such Note to be secured by the Assets pursuant to a security agreement substantially in the form of EXHIBIT B and subject to such subordination as required by the lender under the Assumed Debt up to the amount of the Assumed Debt (the Cash Payment and Note are referred to collectively herein as the "Payment at Closing"); and

                           (b) up to Four Million Dollars ($4,000,000) in the
Contingent Payment (as defined in Section 4.2), subject to Buyer's right of offset as provided in Section 12.1.4 hereof and subject to satisfaction of the terms and conditions set forth below in Section 4.2.


                  4.2 CONTINGENT PAYMENTS. As further consideration for the agreements set forth herein and the sale by Seller of the Assets, Buyer shall issue shares of Buyer Stock to Seller as set forth in this Section (the "Contingent Payment"). Five business days after Buyer has prepared its quarterly financial statements for the fiscal quarter that includes the date that is twenty-six months from the Closing Date (the "Contingent Payment Date"), Buyer will issue to Seller the number of shares of Buyer Stock calculated as set forth below (any such shares to be issued on the date five (5) business days after Seller has prepared its quarterly financial statements for the fiscal quarter that includes the Contingent Payment Date):

                           (a) the maximum number of shares that may be issued
to comprise the Contingent Payment (the "Maximum Amount") is equal to Four Million Dollars ($4,000,000) divided by the "Applicable Stock Price," which shall be calculated as follows:

                  The average closing NASDAQ price of the Buyer Stock for the 30-trading-day period ending on the date that is two business days immediately preceding the Closing Date is referred to herein as the "Closing Date Stock Price." The average price of Buyer Stock for the 30-trading-day period ending on the Contingent Payment Date is referred to herein as the "Contingent Payment Date Stock Price." If the Contingent Payment Date Stock Price is greater than the Closing Date Stock Price, the Applicable Stock Price shall be the Closing Date Stock Price. If the Contingent Payment Date Stock Price is less than the Closing Date Stock Price, then the Applicable Stock Price shall be the Contingent Payment Date Stock Price, but in no event will the Applicable Stock Price be less than Twelve Dollars ($12) per share.

                           (b) Upon attainment of the objectives set forth
below, Seller shall be entitled on the Contingent Payment Date to the following cumulative percentages of the Maximum Amount:

                                (i) With respect to the period from the Closing
Date through fourteen (14) months from the Closing Date ("Period One"):

                                     1. Thirty percent (30%) of the Maximum
Amount will be issued if Buyer has closed a minimum of ten iMAP sales for the software products of Lawson Associates, Inc. ("Lawson"), with at least ten concurrent users per sale. To qualify, the sales referred to in this paragraph may either be to new customers, or consist of new modules sold to existing customers of Buyer or Seller. Provided that at least six of the sales to which this paragraph applies are sales of new licenses for Lawson products, the remainder may be "Up and Out" sales.

                                     2. Ten percent (10%) of the Maximum Amount
will be issued if the aggregate amount of time spent by Lawson Technical Personnel providing (i) billable services to customers or (ii) iMAP services, divided by the amount of time available to Lawson Technical Personnel for performance of such services (excluding overtime based on a forty-hour workweek), expressed as a percentage, for the period beginning on the first day of the first month following the Closing Date, meets the following targets (2.5% of the Maximum Amount will be issued for each of the following targets met, regardless of whether any other target is met):

                  For the first three months of Period One:   60%
                  For the second three months of Period One:  65%
                  For the third three months of Period One:   70%
                  For the final five months of Period One:    75%

                                     3. Ten percent (10%) of the Maximum Amount
will be issued if seven of the Company's ten most critical employees, as jointly determined by Buyer and Seller, are still employees of Buyer at the end of Period One.

                                (ii) With respect to the period from the end of
Period One through twelve (12) months from the end of Period One ("Period Two"), twenty-five percent (25%) of the Maximum Amount will be issued if Buyer has closed a minimum of fifteen iMAP sales for Lawson products, with at least ten concurrent users per sale. To qualify, the sales referred to in this paragraph may either be to new customers, or consist of new modules sold to existing customers of Buyer or Seller. Provided that at least six of the sales to which this paragraph applies are sales of new licenses for Lawson products, the remainder may be "Up and Out" sales.

                                (iii) As determined as of the Contingent Payment
Date, twenty-five percent (25%) of the Maximum Amount will be issued if L. Conklin and Veronneau are and have been continuously, gainfully, and productively employed by the Company from the Closing Date through the Contingent Payment Date, pursuant to the terms of each one's Employment Agreement.

                                (iv) In the event that, prior to the Contingent
Payment Date, either or each of L. Conklin or Veronneau (i) terminates his Employment Agreement with Good Reason as defined therein, or (ii) has his Employment Agreement terminated by Buyer without Cause as defined therein, then each objective set forth in this Section that is not already satisfied, and that remains capable of being satisfied as of the time of such termination of employment, shall be deemed to be satisfied as of the Contingent Payment Date with respect to one-half of the percentage of the Maximum Amount represented by such condition for each of L. Conklin or Veronneau whose employment by Buyer is thus terminated.

                  4.3 ALLOCATION. Buyer and Seller agree that the aggregate fair market value of the Assets (the "Aggregate Fair Market Value") based on Seller's Financial Statements for the period ending June 30, 1999 would be as set forth in IRS Form 8594 attached hereto as Exhibit C. Buyer and Seller shall each file with their respective federal income Tax Return for the tax year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the immediately preceding sentence as updated due to any changes to Working Capital or to any purchases by Seller between June 30, 1999 and Closing, which Form 8594 shall be agreed to by Buyer and Seller prior to filing. Buyer agrees to report the purchase of the Assets, and Seller agrees to report the sale of such Assets on all federal, state, and local Tax Returns in a manner consistent with the information agreed upon by the parties pursuant to this Section and contained in its IRS Form 8594. Buyer and Seller agree that if there is an increase or decrease in the Purchase Price after the taxable year that includes the Closing Date as a result of an adjustment pursuant to Section 4.1, 4.2 or 12.1 of this Agreement, then the Seller's amount realized with respect to, and the Buyer's cost of, the Assets shall be allocated by the Buyer and Seller in a manner that is consistent with the information agreed upon by the parties pursuant to this Section and in accordance with the regulations issued under section 1060 of the Code. In such an event, Buyer and Seller shall each file a supplemental asset acquisition statement on IRS Form 8594 that is consistent with the information agreed upon by the parties pursuant to the immediately preceding sentence with its respective income Tax Return for the taxable year in which the increase or decrease, as the case may be, is properly taken into account. Notwithstanding any other provision of this Agreement, the provisions of this Section 4.3 shall survive the Closing without limitation.

                                   ARTICLE V.
                           PRORATIONS AND ADJUSTMENTS

                  5.1 WORKING CAPITAL ADJUSTMENT.

                           (a) At Closing, Seller shall deliver to Buyer a
certificate certifying its best good-faith estimate of the amount of Seller's aggregate Working Capital as of the Closing Date on a consolidated basis (the "Estimated Closing Date Working Capital"). In the event that the Estimated Closing Date Working Capital is less than the amount of Working Capital reflected on the Balance Sheet provided to Buyer by Seller covering the period through June 30, 1999 (the "Minimum Working Capital"), the Total Consideration, and the Cash Payment, will be reduced on a dollar-for-dollar basis in an amount equal to such deficiency, and if such deficiency exceeds the amount of the Cash Payment, the remaining deficiency will be deducted from the value of the Options.

                           (b) Within thirty (30) business days after Closing,
Buyer shall conduct or have conducted at its expense an audit of the Business sufficient to determine Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Closing Working Capital"), and shall deliver a statement of the Closing Working Capital to Seller. If (i) Closing Working Capital exceeds Estimated Closing Date Working Capital, then Buyer shall pay to Seller an amount equal to such excess, and (ii) Estimated Closing Date Working Capital exceeds Closing Working Capital, then Seller shall pay to Buyer an amount equal to such excess, in either case within ten (10) business days after the delivery of the statement of Closing Working Capital to Seller, together with interest thereon from the Closing Date to the date of payment at the prime rate of interest as published in the Money Rates column of the Eastern Edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated) as of the Closing Date. If Closing Working Capital is equal to Estimated Closing Working Capital, then neither Buyer nor Seller shall owe any amount to the other Party pursuant to this section.

                  5.2 Proration. The operation of the Business and the income and normal operating expenses, including without limitation assumed liabilities and prepaid expenses, attributable thereto through 11:59 p.m. of the day prior to the Closing Date (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer. Expenses for goods or services received both before and after the Adjustment Date, interest expenses, Taxes and assessments, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the Adjustment Date (the "Closing Date Adjustments"). All special assessments and similar charges or liens imposed against the Real Property and Personal Property in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. Three (3) days prior to the Closing Date, Seller shall estimate all apportionments pursuant to this Article V and shall deliver a statement of its estimates to Buyer (which statement shall set forth in reasonable detail the basis for those estimates). At the Closing, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the net amount due as a result of the estimated apportionments (excluding any item that is in dispute). By the earlier of sixty (60) days after the Closing and December 20, 1999 (the "Payment Date"), Buyer shall deliver to Seller a statement of any adjustments to Seller's estimate of the apportionments, and Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, any amount due as a result of the adjustment (or, if there is any dispute, the undisputed amount). If Seller disputes Buyer's determinations, or if at any time after delivery of Buyer's statement of determinations, either party determines that any item included in the apportionments is inaccurate, or that an additional item should be included in the apportionments, the party shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall select a firm of independent certified public accountants to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties). If the amount of Taxes for any period that begins before and ends after the Closing Date, which are to be prorated pursuant to this Section, are not known three days prior to the Closing Date, then the amount of such Taxes will be estimated as of such date. If the amount of such Taxes is not known by sixty days after the Closing Date, once the amount of such Taxes is known, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the net amount due as a result of the actual apportionment of such Taxes. All amounts due pursuant to this subsection that are not paid on the Closing Date or the Payment Date shall bear interest until paid at a rate per annum equal to generally prevailing prime interest rate (as reported by The Wall Street Journal) plus five percent (5%). For purposes of this Agreement, in the case of Taxes that are payable with respect to any period that begins before and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any Tax based upon or measured by income, and in the case of sale or use tax, the amount which would be payable if the taxable year ended as of the end of the Closing Date and (b) in the case of any other Tax, such as property, the amount of such tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

                                   ARTICLE VI.
                          RELATED AGREEMENTS AT CLOSING

                  6.1 NONCOMPETITION. As further consideration of the agreements set forth herein and sale by Seller of the Assets, at the Closing, Seller and each Shareholder shall enter into a noncompetition agreement with Purchaser in the form of EXHIBIT D hereto (collectively, the "Covenants"). The Covenants shall become effective as of the Closing Date and shall continue in effect for a period equal to the longer of: (i) one (1) year from the termination of the Covenantor's employment with Seller (as applicable) and (ii) three (3) years after the Closing Date.

                  6.2 EMPLOYMENT OF CERTAIN SHAREHOLDERS. At Closing, Buyer will enter into two-year employment agreements, in the form of EXHIBIT E hereto (collectively, the "Employment Agreements"), with (i) L. Conklin, pursuant to which L. Conklin will serve as President of Buyer's Lawson Business Unit, for a base salary of $200,000 per year, and (ii) Veronneau, pursuant to which Veronneau will serve as Vice President of Buyer's Lawson Business Unit, for a salary of $200,000 per year. Each of L. Conklin and Veronneau will be entitled to a performance -based annual bonus of a target of 40% and up to a maximum of 80% of base salary.

                  6.3 OPTIONS TO PURCHASE SHARES OF BUYER. At Closing, Buyer will enter into agreements with parties as described below providing options (the "Options") to purchase shares of the common stock of Buyer ("Buyer Stock") having a total value of up to Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Option Amount"). The Options will vest over a period of three
(3) years from the Closing Date, and be subject to employee stock option plans of Buyer in effect as of the Closing Date, provided that, in the event (i) Buyer terminates the employment of L. Conklin or Veronneau without Cause or (ii) either of L. Conklin or Veronneau terminates his employment with Good Reason, each as defined in such Shareholder's respective Employment Agreement, then the Options held by such terminated Shareholder shall vest fully as of the date of such termination without Cause or for Good Reason. The Options will be allocated as follows:

                                (i) L. Conklin and Veronneau will receive
options to purchase a total of 24,430 shares of Buyer Stock, divided between them as they shall mutually designate or, in the absence of such designation, divided equally; and

                               (ii) subject to Section 9.5, the Hired
Employees (as defined in Section 9.5) will receive, in the aggregate, options to purchase a total of 65,147 shares of Buyer Stock, with the allocation of such options to be agreed upon by Buyer and Seller prior to Closing;

the exercise price of the Options to be the closing NASDAQ price for the Buyer Stock on the Closing Date (the "Exercise Price"), provided, that in the event the dollar amount derived by multiplying the total number of Options set forth in clauses (i) and (ii) above by the Exercise Price is less than the Option Amount, then the number of Options to be issued at Closing will be increased such that the total value of such Options (number of Options times the Exercise Price) equals the Option Amount; provided, however, that the number of Options will not in any event equal more than 1.75 times the total number of Options set forth in clauses (i) and (ii) above.

                                  ARTICLE VII.
          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

                  Seller and the Shareholders make the following representations and warranties, all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing.

                  7.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, is duly qualified to do business in, and is in good standing under, the laws of that state and has full power and authority to own, lease, and operate the Assets and to conduct the Business as currently conducted and proposed to be conducted and to enter into and perform this Agreement. The address of Seller's chief executive offices, all of Seller's additional places of business, and the locations of all tangible personal property included in the Assets are listed in SCHEDULE 7.1. Except as set forth in Schedule 7.1, during the past five (5) years, Seller has not been known by or used any corporate, partnership, fictitious, or other name in the conduct of the Business or in connection with the use or operation of the Assets.

                  7.2 AUTHORIZATION. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary corporate action on its part. Seller will deliver evidence of such authorization at Closing. This Agreement has been duly executed by Seller and delivered to Buyer and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  7.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by Seller, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the Transaction, or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Seller's certificate of incorporation or bylaws; any judgment, decree, order, injunction, agreement, lease, or other instrument to which Seller is a party or by which Seller is legally bound; or any law, rule, or regulation applicable to Seller, the Assets, or the operation of the Business.

                  7.4 GOVERNMENTAL AUTHORIZATIONS. There are no licenses, permits, or other authorizations used or necessary to lawfully operate the Business in the manner and to the full extent as now operated.

                  7.5 CONSENTS. Assuming the truth and completeness of the representations and warranties of Buyer contained in this Agreement, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required with respect to Seller's or any Shareholder's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for consent to assign any of the Contracts, as reflected herein.

                  7.6 TITLE TO ASSETS. Except as set forth on SCHEDULE 7.6(a), Seller has good and marketable title to the Assets, in the case of owned Assets, and a valid leasehold interest, in the case of leased Assets, in each case free and clear of all debts, liens, charges, security interests, mortgages, deeds of trust, pledges, judgments, trusts, adverse claims, liabilities, collateral assignments, leases, easements, covenants, encumbrances, and other impairments of title ("Liens"), other than as set forth on Schedule 7.6(a). At Closing, Seller shall convey to Buyer good and marketable title to the Assets free and clear of all Liens other than those set forth on Schedule 7.6(b) ("Permitted Liens").

                  7.7 CONDITION OF PERSONAL PROPERTY. The Personal Property listed on SCHEDULE 2.1.6 constitutes all of the personal property that is used, held by the Seller or others for use in, or necessary to operate the Business as now operated. The Personal Property is in good operating condition and repair (reasonable wear and tear excepted), is performing satisfactorily, is not in need of repair, has been properly maintained in accordance with the manufacturers' recommendations and industry practices, is available for immediate use and is otherwise sufficient to permit the Business to operate as now operated.

                  7.8 CONDITION OF REAL PROPERTY.

                           (a) The Real Property listed on SCHEDULE 2.1.7
constitutes all the real property used by Seller or others in connection with the operation of the Business. Seller does not own any Real Property.

                           (b) Except as set forth on SCHEDULE 7.8(b), neither
Seller, any Shareholder, nor any affiliate thereof owns or has owned any Real Property that is or has been used or held for use in conjunction with the Business. Except as set forth on SCHEDULE 7.8(b), all Real Property that is being or has been used in conjunction with the Business has been leased Real Property.

                           (c) The leased Real Property is leased at the rates
and for terms ending on the dates shown on SCHEDULE 7.8(c) pursuant to the agreements described in SCHEDULE 2.1.2 (the "Lease Agreements"), which are the sole and complete agreements concerning Seller's use of the leased premises. Each Lease Agreement is legal, valid, binding, enforceable, and in full force and effect. Neither Seller nor any other party is in default, violation, or breach in any respect under any Lease Agreement, and no event has there occurred and is there continuing an event that constitutes or, with notice or the passage of time or both, would constitute a default, violation, or breach thereunder. No amount payable under any Lease Agreement is past due. Seller has not received any notice of a default, offset, or counterclaim under any Lease Agreement or any other communication asserting non-compliance with any Lease Agreement. Seller has the exclusive right to use and occupy the premises leased under each Lease Agreement. Seller enjoys peaceful and undisturbed possession of the premises leased by Seller under each Lease Agreement. Except as set forth on
SCHEDULE 7.8(c), the Lease Agreements are free and clear of all Liens, except for lessors' interests in the leases. Seller has delivered to Buyer, true and complete copies of the Lease Agreements, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases.

                           (d) All utilities that are required for the full and
complete occupancy and use of the Real Property for the purposes for which such properties are presently being used by Seller, including without limitation electric, water, sewer, telephone, and similar services, have been connected and are in good working order. By the Closing Date, Seller will have paid all charges for such utilities, including without limitation any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Article V.

                  7.9 CONTRACTS. The Contracts are all of the agreements (i) currently in effect to which Seller is a party, and (ii) necessary to operate the Business as it is presently operated. Subject to Seller receiving consent to assign those Contracts for which such consent is required, the Contracts are assignable to Buyer on terms and conditions no less favorable than those in effect on the date hereof. Each Contract is in full force and effect and is unimpaired by any acts or omissions of Seller, Seller's employees, agents, officers, directors or shareholders. Seller has complied in all material respects with all Contracts to be assigned to Buyer hereunder, and there has not occurred as to any Contract any default by Seller or any event that, with notice or the lapse of time or otherwise, could become a default by Seller. Seller has not granted or been granted any waiver or forbearance with respect to any of the Contracts. To the best knowledge of Seller, there has not occurred as to any Contract any default by any other party thereto or any event that, with notice or the lapse of time or at the election of any person other than Seller, could become a default by such party. Those Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect and will be unimpaired by any acts or omissions of Seller, Seller's agents, employees, officers, directors or shareholders. Schedule 2.1.2 lists all contracts to which Seller is a party for the benefit of the Business other than those described in
Section 2.1.2(b). Schedule 2.1.2 also indicates which Contracts (of those that are available) require consent of any other party in order to be assigned to Buyer. Customer Contracts under which products or services have been ordered but either have not yet been delivered or were delivered within 30 days prior to the date hereof ("Active Customer Contracts") are also designated on Schedule 2.1.2. Except for certain Customer Contracts, Seller has provided to Buyer true and correct copies of all written Contracts, as modified to date, or true and complete memoranda describing the terms of all oral Contracts, and all liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. All of the Customer Contracts of which copies have not been provided to Buyer, and which are in effect or as to which any provision or liability survives, contain or are subject to terms and conditions providing no materially greater benefit, obligation, or liability than as set forth in the forms of customer contracts included as Exhibit F, without material addition or alteration. The Contracts as amended through the date of this Agreement will not be modified without Buyer's written consent, which consent shall not be unreasonably withheld.

                  7.10 EMPLOYEES.

                           (a) Seller has furnished to Buyer a true and complete
list of all persons employed by Seller in conjunction with the Business, each such person's compensation and bonus arrangements and the Employee Plans listed in SCHEDULE 7.11, if any, applicable to each such person, and the allocation of Options to each such person, if any, as determined by Seller. Seller is not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in such information provided to Buyer or in SCHEDULE 7.11 or included among the Contracts. Seller has no knowledge that any employee identified to Buyer currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise.

                           (b) Except as disclosed in SCHEDULE 7.10(b), Seller
is not a party to or subject to any Contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller. There are no unfair labor practice charges pending or, to the best of Seller's knowledge, threatened against Seller; there are no pending or threatened strikes, arbitration proceedings involving labor matters or other labor disputes affecting Seller or the Business; and Seller has not experienced any strikes, work stoppages or other significant labor difficulties of any nature in the past two (2) years.

                  7.11 EMPLOYEE BENEFIT PLANS. SCHEDULE 7.11 sets forth a true and complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of ERISA, or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment, consulting or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Seller is bound or that is or has been established or maintained or in respect of which Seller has ever had any obligation to contribute (each, an "Employee Plan"). Except pursuant to an Employee Plan, Seller has no fixed or contingent liability or obligation to or in respect of any current or former employee, consultant or director of Seller or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' compensation. No trade or business (whether or not incorporated) is or has been as of any date within the preceding six (6) years treated as a single employer together with Seller pursuant to Section 414 of the Code. Seller has not incurred or does not reasonably expect to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Buyer or, following the Closing, remain a liability of the Business under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the best knowledge of Seller, no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Employee Plans has been operated and administered in all respects in accordance with all applicable laws, including but not limited to ERISA and the Code. It is expressly understood that Buyer is not assuming any obligation of Seller under or with respect to any Employee Plan, including without limitation any obligation to pay any fee, tax, or charge in respect of any Employee Plan arising as a result of the Transaction or of termination or cancellation of any Employee Plan.

                  7.12 LITIGATION. Except as set forth on SCHEDULE 7.12, there is no unsatisfied judgment outstanding and no litigation, proceeding, claim or investigation of any nature pending or, to Seller's best knowledge, threatened against Seller, any Shareholder, or any of the Assets which might adversely affect the continued operation of the Business or impair the value of the Assets or which might adversely affect Seller's ability to perform in accordance with the terms of this Agreement. Seller has no knowledge of any facts that could reasonably result in any such proceedings. With respect to each matter set forth therein,
Schedule 7.12 sets forth a description of the forum for the matter, the parties thereto and the type and amount of relief sought.

                  7.13 TAXES. Except as set forth on SCHEDULE 7.13:

                           (a) Seller has duly filed with the appropriate Tax
authorities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, complete, and correct in all material respects. Seller has paid in full all Taxes that accrue or are payable by Seller
(i) in respect of taxable periods that end on or before the Closing Date and
(ii) in respect of any taxable period that begins before the Closing Date and ends thereafter, to the extent that such Taxes are attributable to the portion of such period ending on the Closing Date, except to the extent (i) such Taxes are to be prorated under Section 5.2 of this Agreement or (ii) the amount of such Taxes are included in the Calculation of Working Capital pursuant to
Section 5.1 of this Agreement. All Taxes that Seller has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to the Closing Date) duly paid to the proper Tax authority;

                           (b) There is no audit or other matter in controversy
with respect to any Taxes due and owing by Seller, and there is no Tax deficiency or claim assessed or, to the best of the Sellers' knowledge, proposed or threatened (whether orally or in writing) against Seller;

                           (c) No claim has ever been made by an authority in a
jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction;

                           (d) There are no liens for Taxes (other than for
current Taxes not yet due and payable) on the Assets; Seller has paid in full or discharged all Taxes the nonpayment of which would result in a lien or other encumbrance on the Assets in the hands of the Buyer, excepting in each case such Taxes as will not be due until after the Closing Date.

                           (e) None of the Assets (i) are required to be treated
as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h);

                           (f) Seller is not a person other than a United States
person within the meaning of the Code; and

                           (g) Seller is an "S corporation" as defined in
Section 1361(a) of the Code and has been an S corporation for each taxable year since its formation; Seller is treated as an S corporation in each state in which it files Tax Returns.

                  7.14 COMPLIANCE WITH LAWS. Seller and the Shareholders have complied in all material respects with, and are not in violation of any federal, state, or local laws, regulations, or orders (including any applicable statutes, ordinances, or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power) affecting the Assets or the Business. Without limiting the generality of the foregoing:

                           (a) Seller has, in the conduct of the Business,
complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

                           (b) All reports, tax returns, and other documents
required to be filed by Seller or, to the extent related to the Business or the Assets, by all Shareholders, with any governmental authorities have been filed. All information contained in the foregoing documents is true, complete and accurate in all material respects.

                  7.15 INSOLVENCY PROCEEDINGS. Neither Seller, any Shareholder, nor the Assets are the subject of any pending or threatened insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary. Seller has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings. After giving effect to the Transaction, Seller (i) will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all liabilities (including contingent liabilities) of Seller not specifically assumed by Buyer pursuant to the terms of this Agreement. Seller is not insolvent nor will it become insolvent as a result of entering into this Transaction.

                  7.16 PATENTS, TRADEMARKS, COPYRIGHTS. All Intangible Property and all rights therein, including registrations and applications to register or renew the registrations of any of the foregoing, currently used to promote or identify the Business or otherwise used in connection with the Business, are listed or described on SCHEDULE 2.1.7. The Intangible Property is either owned or validly licensed by Seller, and SCHEDULE 2.1.7 identifies which Intangible Property is so owned and which is licensed, and if licensed, the royalties paid thereon and the parties paid thereunder. Seller does not have any knowledge, nor has Seller received any notice to the effect that its use of any of the Intangible Property may be or are claimed to infringe on the right of another. Seller has no knowledge of any infringement or unlawful or unauthorized use of such Intangible Property. The Business does not infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party. Except as reflected in the Contracts, Seller has not sold, licensed, or otherwise disposed of any Intangible Property to any person or entity and Seller has not agreed to indemnify any person or entity for any patent, trademark, or copyright infringement. SCHEDULE 2.1.7 lists all of the Intangible Property which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

                  7.17 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. Seller has furnished Buyer with the financial statements listed or described on
SCHEDULE 7.17 (the "Financial Statements"). The year-end Financial Statements:
(i) have been prepared in accordance with GAAP on a consistent basis throughout the periods involved and as compared with prior periods and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Business as of the dates and for the periods indicated. The monthly and other interim Financial Statements, including the Balance Sheet of Seller as of the Closing Date: (i) except as set forth on SCHEDULE 7.17, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved (except to the extent noted thereon) and on a basis consistent with the year-end Financial Statements; and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Business as of the dates and for the periods indicated in all material respects. Except as reflected in the Financial Statements or otherwise disclosed to Buyer in writing, no event has occurred since the preparation of the most recent Financial Statements that would make such Financial Statements misleading in any respect. Except as set forth on SCHEDULE 7.17, the Business has no material liabilities except for liabilities and obligations (a) reflected or reserved for on the most recent interim Financial Statements provided to Buyer or (b) that have arisen since the date of such Financial Statements in the ordinary course of the operation of the Business and consistent with past practice of Seller (all of which are liabilities similar in type to those reflected on such Financial Statements).

                  7.18 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date the interim Financial Statements provided to Buyer were prepared, except as disclosed on SCHEDULE 7.18, there has not been any:

                           (a) as of the date hereof, material adverse change in
the operations, condition (financial or otherwise), assets, or liabilities of Seller or the Business;

                           (b) except for normal periodic increases in the
ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by Seller to any of its officers, employees, or agents, (ii) bonus, incentive compensation, service award, or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of officer, employee, or agent of Seller, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Seller for any officer, employee, or agent of Seller except pursuant to the existing plans and arrangements described in the Schedules hereto, or
(iv) new employment agreement to which Seller is a party;

                           (c) addition to or modification of the Employee Plans
of Seller, arrangements or practices affecting employees other than (i) contributions made for 1998 in accordance with the normal practices of Seller or
(ii) the extension of coverage to other employees who became eligible after the date of the most recent Financial Statements provided to Buyer;

                           (d) sale, assignment, or transfer of any material
assets of Seller other than in the ordinary course;

                           (e) cancellation of any indebtedness or waiver of any
rights of substantial value to Seller (other than accounts receivable), whether or not in the ordinary course of business;

                           (f) amendment, cancellation, or termination of any
Contract, license, or other instrument material to Seller or the Business;

                           (g) capital expenditure or commitments for capital
expenditures or the execution of any lease by Seller involving payments in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

                           (h) failure to operate the Business in the ordinary
course so as to use reasonable efforts to preserve the Business intact, to keep available the services of all officers, employees, or agents of Seller, and to preserve the goodwill of Seller's suppliers, customers, and others having business relations with Seller;

                           (i) change in accounting methods or practices by
Seller;

                           (j) revaluation by Seller of any of the Assets,
including without limitation, writing off notes, inventory, or accounts receivable (other than, in the case of accounts receivable, in the ordinary course of business and so as not to exceed Seller's reserve for bad debt as reflected in Seller's most recent balance sheet);

                           (k) damage, destruction, or loss (whether or not
covered by insurance) adversely affecting the Business or any of the Assets; or

                           (l) indebtedness incurred by Seller for borrowed
money or commitment to borrow money entered into by Seller, or any loans made or agreed to be made by Seller (other than a drawdown under Seller's revolving line of bank credit in the amount of $250,000).

                  7.19 SUFFICIENCY OF ASSETS. The Assets are sufficient to operate the Business as it is now operated.

                  7.20 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 7.20: (i) Seller is, and at all times has been, in compliance in all material respects with all Environmental Laws. There are no consent decrees, consent orders, judgments, judicial or administrative orders, agreements with, or liens by, any governmental agency or quasi-governmental entity relating to any Environmental Laws that regulate, obligate, or bind Seller. Neither Seller nor any of the Shareholders have released any person from any claim under any Environmental Laws or waived any rights concerning any environmental condition. Seller has given all material notices and warnings, made all material reports, and has kept and maintained all material records required by, and in compliance in all material respects with, all Environmental Laws.

                  7.21 INSURANCE. SCHEDULE 7.21 contains an accurate and complete description of all policies of property, fire, and casualty, product liability, workers' compensation, errors and omissions and other forms of insurance held by the Seller ("INSURANCE POLICIES"). True, correct and complete copies of such Insurance Policies have been made available to Buyer. All policies listed on SCHEDULE 7.21 (i) are valid, outstanding, and enforceable policies, (ii) provide coverage for the Assets and the operations of the Business for all material risks normally insured against by an entity carrying on the same business as Seller, and (iii) will not terminate or lapse by reason of the Transaction. The Company has not received (i) any notice of cancellation of any policy described in this Section or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. The Insurance Policies shall not be assigned to Buyer.

                  7.22 BROKERS' FEES. No broker, finder, investment banker or other person ore entity is entitled to any brokerage fee, finders' fee or other commission for which Buyer could become liable in connection with the Transactions based upon arrangements made by Seller or any Shareholder.

                  7.23 NO OTHER AGREEMENTS TO SELL THE ASSETS. None of Seller or the Shareholders is subject to any commitment or legal obligation, absolute or contingent, other than to Buyer, to sell, assign, transfer, or effect a sale of any of the Assets, to effect any merger, consolidation, liquidation, dissolution, or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                  7.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on
SCHEDULE 7.24, no officer, director, or employee of Seller nor any member of any such person's immediate family is presently, or within the past year has been, a party to any transaction with Seller, including without limitation, any contract, agreement, or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or
(c) otherwise requiring payments to (other than for services as officers, directors, or employees of Seller) any such person or corporation, partnership, trust, or other entity in which any such person has an interest as a shareholder, officer, director, trustee, or partner. Furthermore, except as set forth on SCHEDULE 7.24, Seller has no liability or obligation to make any payment on behalf of or for the benefit of any of the Shareholders, or any officer, director, or employee of Seller or any such person's immediate family that is not directly related to, and in furtherance of, the Business.

                  7.25 ACCOUNTS RECEIVABLE. The amount of accounts receivable, unbilled invoices, and other debts due or recorded in the records and books of account of Seller as being due to Seller as of the Closing Date will be, subject to the reserves reflected on the interim Financial Statements and except for accounts receivable required to be written off due to the insolvency of a debtor of Seller, good and collectible in full in the ordinary course of business and in any event not later than: (i) in the case of accounts receivable from Lawson Associates, Inc. for sales of its products, the dates for payment in the current payment schedule used by Lawson Associates, Inc.; and (ii) in the case of all other accounts, one hundred (100) days after the Closing Date; and to the knowledge of the Shareholders and Seller, none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such reserve. Since the date of the interim Financial Statements, Seller has not made any change in its credit policies nor has it materially deviated from its credit policies.

                  7.26 INVENTORY. Each item of Inventory reflected on the Financial Statements (a) is owned by Seller free and clear of all encumbrances, except for Permitted Liens and purchase money liens arising from accounts payable reflected on the Financial Statements, (b) exists in salable condition, and (c) has a book value as reflected on the Financial Statements of the lesser of Seller's actual cost for such item of Inventory and the wholesale price for such item of Inventory as of the date of the Financial Statements.

                  7.27 INVESTMENT. Seller and each of the Shareholders (i) understands that the shares of Buyer Stock to be issued pursuant hereto have not been, and will not be, registered under the Securities Act of 1933, as amended, (the "Securities Act") or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring Buyer Stock solely for its or his own account for investment purposes, and not with a view to the distribution thereof (other than distribution of Buyer Stock by Seller to the Shareholders),
(iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in receiving Buyer Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding Buyer Stock.

                  7.28 NO MISLEADING STATEMENTS. No statement made by Seller to Buyer and no information provided or to be provided by Seller to Buyer pursuant to this Agreement or in connection with the negotiations covering the Transaction, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading.

                                  ARTICLE VIII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer makes the following representations and warranties, all of which have been relied upon by Seller in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct as of Closing.

                  8.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware, and is duly qualified to do business in the State of Connecticut.

                  8.2 AUTHORIZATION. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. Evidence of such authorizations shall be delivered to Seller at Closing. This Agreement has been duly executed by Buyer and delivered to Seller and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.

                  8.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by Buyer, (ii) the consummation of the Transaction, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.

                  8.4 LITIGATION. There is no action, suit, investigation or other proceeding pending or, to Buyer's best knowledge, threatened which may adversely affect Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.

                                   ARTICLE IX.
                             PRE-CLOSING OBLIGATIONS

                  The parties covenant and agree as follows with respect to the period prior to the Closing Date:

                  9.1 FINANCIAL INFORMATION. Between the date hereof and the Closing Date, Seller shall furnish Buyer with monthly financial statements within fifteen (15) days after the end of each calendar month, and with such additional data concerning the financial condition of the Business as are prepared by Seller in the ordinary course of business, in the same form as the Financial Statements contained in SCHEDULE 7.17.

                  9.2 CONSENTS. Seller shall use its reasonable best efforts to obtain the consents of the other contracting parties to the assignment of the Contracts requiring such consent, which, for Contracts listed on SCHEDULE 2.1.2, are indicated therein. Two weeks from the date hereof, Seller shall inform Buyer of the status of such efforts to obtain the consents, including the number and nature of responses to Seller's requests for such consents.

                  9.3 CONFIDENTIALITY. Each party agrees that any and all information learned or obtained by it from the other (and that is not otherwise public or known in the information technology industry) shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the Transaction or as otherwise required by law.

                  9.4 ACCESS. Between the date hereof and the Closing Date, Seller shall give, upon prior notice, Buyer or representatives of Buyer (including underwriters, lenders, consultants, attorneys, accountants, and investors) reasonable access to the Assets and to the books and records of Seller relating to the Business. It is expressly understood that, pursuant to this Section, Buyer, at its sole expense, shall be entitled to make such audits of the Business' financial records as Buyer may desire, so long as the same do not unreasonably interfere with Seller's operation of the Business.

                  9.5 EMPLOYEE MATTERS.

                           (a) Seller has provided to Buyer an accurate list of
all current employees of Seller together with a description of the terms and conditions of their respective employment and their duties as of the date of this Agreement. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

                           (b) Buyer will extend offers of employment to all
employees of Seller (such employees as accept such offers of employment are hereinafter referred to as the "Hired Employees"), which offers shall be on terms and conditions that Buyer shall determine in its sole discretion. Seller waives any claims against Buyer or any of the Hired Employees arising from such employment, including without limitation any claims arising from any employment agreement or non-compete agreement. Seller shall cooperate with, and use its best efforts to assist, Buyer in its efforts to secure satisfactory employment arrangements with the Hired Employees to whom Buyer makes offers of employment. Buyer shall give each Hired Employee all vacation accrued during calendar year 1999 but not used prior to Closing, consistent with Seller's practices regarding employee vacation accrual.

                           (c) Nothing contained in this Agreement shall confer
upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Hired Employees at any time, with or without cause or restrict Buyer in the exercise of its independent business judgement in modifying any of the terms and conditions of the employment of the Hired Employees.

                           (d) Seller shall be solely responsible for all of the
Employee Plans and all obligations and liabilities thereunder. Buyer shall not assume any of the

Employee Plans or any obligation or liability thereunder. Nonetheless, Buyer shall accord each Hired Employee full credit for the time such Hired Employee was continuously employed by Seller prior to Closing for purposes of vesting under Buyer's employee benefit plans, including as to amount of vacation, other than Buyer's employee stock option plans.

                           (e) No provision of this Agreement shall create any
third party beneficiary rights in any Hired Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Hired Employee by Buyer or under any benefit plan which Buyer may maintain.

                  9.6 OPERATIONS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:

                           (a) Seller shall operate the Business in the normal
and usual manner, consistent with Seller's past practice, and shall conduct the Business only in the ordinary course. To the extent consistent with such operations, Seller shall use its best efforts to: (i) keep available for Buyer the services and number of Seller's present employees reasonably necessary for the operation of the Business; (ii) preserve Seller's present customers and business relations; (iii) continue to make expenditures and engage in activities designed to promote the Business; (iv) continue making capital expenditures in accordance with the capital expenditure budget for the Business and otherwise consistent with past practices of Seller; and (v) undertake to collect the accounts receivable in accordance with Seller's normal and customary collection practices.

                           (b) Seller shall, subject to Section 13.6, maintain
the Assets in their present condition (reasonable wear and tear in normal use excepted).

                           (c) Seller shall maintain its books and records in
the usual and ordinary manner, on a basis consistent with prior periods.

                           (d) Seller shall comply with all laws, rules,
ordinances and regulations applicable to it, to the Assets and to the Business.

                           (e) Seller shall perform all Contracts without
default and shall pay all of Seller's accounts payable in a timely manner; provided, however, that Seller may dispute, in good faith, any alleged obligation of Seller.

                           (f) Seller shall not, without the express written
consent of Buyer which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefor within ten (10) days: (i) sell or agree to sell or otherwise dispose of any of the Assets (A) other than in the ordinary course of business, and (B) unless such Assets are replaced prior to Closing by assets of equal or greater worth, quality, and utility; (ii) acquiesce in any infringement, unauthorized use or impairment of the Intangible Property; (iii) enter into any employment contract on behalf unless the same is terminable at will and without penalty; or (iv) enter into any other contract, lease, or agreement that will be binding on Buyer after Closing.

                           (g) Seller shall not, without the express written
consent of Buyer, which shall not be unreasonably withheld, (i) enter into any new loan agreement, credit facility, line of credit, or other credit agreement or arrangement or (ii) agree to any modification of the material terms of any existing loan, credit facility, line of credit, or other credit agreement or arrangement, including without limitation the maximum principal amount thereof.

                  9.7 ADVERSE DEVELOPMENTS. Seller shall promptly notify Buyer of any unusual or materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Business; provided, however, that Seller's compliance with the disclosure requirements of this Section 9.7 shall not relieve Seller of any obligation with respect to any representation, warranty, or covenant of Seller in this Agreement or waive any condition to Buyer's obligations under this Agreement.

                  9.8 ADMINISTRATIVE VIOLATIONS. If Seller receives any finding, order, complaint, citation or notice prior to the Closing Date that states that any aspect of the Business' operations violates any rule or regulation of any governmental authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection or the employment of labor, Seller shall promptly notify Buyer of the Administrative Violation, remove or correct the Administrative Violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

                  9.9 BULK SALES ACT. Seller agrees to indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws.

                  9.10 REMOVAL OF RESTRICTIONS. Seller and the Shareholders agree to take such action as necessary prior to Closing to remove all restrictions on the rights or abilities of the Shareholders to enter into and perform their obligations hereunder and under the Covenants and Employment Agreements, including but not limited to rescission of provisions in the governing documents of Seller and any agreements among the Shareholders prohibiting activities by the Shareholders in competition with Seller or that require any Shareholder to devote his full-time efforts to work on behalf of Seller.

                  9.11 HSR ACT NOTIFICATION.

                  Seller and Buyer shall cooperate as necessary to file, within five business days after the date hereof, all necessary filings required under the HSR Act with respect to the Transaction.

                                   ARTICLE X.
                              CONDITIONS PRECEDENT

                  10.1 MUTUAL CONDITIONS. The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                           10.1.1 GOVERNMENTAL CONSENTs. All governmental
consents required for the consummation of the Transaction, if any, shall have been obtained, including but not limited to the expiration or earlier termination of the waiting period under the HSR Act.

                           10.1.2 ABSENCE OF LITIGATION. As of the Closing Date,
no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the Transaction shall be pending before any court or governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

                  10.2 CONDITIONS TO BUYER'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                           10.2.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                           10.2.2 COMPLIANCE WITH CONDITIONS. All of the terms,
conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been timely complied with and performed in all material respects.

                           10.2.3 NO MATERIAL ADVERSE DEVELOPMENT. No material
adverse development shall have occurred with respect to the Business that results in a significant impairment to the ability of Buyer to operate the Business as it is currently operated or represents a substantial impairment of the aggregate value of the Business or Assets being conveyed.

                           10.2.4 CLOSING DOCUMENTS. Seller shall deliver to
Buyer all of the closing documents specified in Section 11.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in the state where the Assets are located and reasonably acceptable to Buyer.

                           10.2.5 THIRD PARTY CONSENTS. Seller shall have
obtained the Required Consents, as defined below, and, subject to Section 12.4, all other consents as indicated on Schedule 2.1.2, such that Buyer will enjoy all of the rights and privileges of Seller under the Contracts subject only to the same obligations as are binding on Seller thereunder, pursuant to the present terms thereof. "Required Consents" for purposes hereof include consents to the assignment of (i) the Contracts identified by Buyer on SCHEDULE 2.1.2 as required; and (ii) a sufficient number of remaining Active Customer Contracts requiring consent to assignment such that the Active Customer Contracts to be assigned at Closing (whether or not requiring consent to such assignment) represent, in the aggregate, 90% of the total revenue value of products ordered or work ongoing under all Active Customer Contracts.

                           10.2.6 ESTOPPEL CERTIFICATES. Seller shall have
obtained such fee owner's consents and mortgagee's estoppel and non-disturbance agreements with respect to the lease agreements for the leased premises used in the Business as are reasonably requested by Buyer not less than thirty (30) days prior to the Closing Date.

                           10.2.7 SETTLEMENT OF CLAIMS. Seller and the
Shareholders shall have settled any and all claims that affect or concern the Assets.

                  10.3 CONDITIONS TO SELLER'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:

                           10.3.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Buyer to Seller shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                           10.3.2 COMPLIANCE WITH CONDITIONS. All of the terms,
conditions, and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.

                           10.3.3 PAYMENT. Buyer shall pay Seller the Cash
Payment as provided in Article IV.

                           10.3.4 CLOSING DOCUMENTS. Buyer shall deliver to
Seller all the closing documents specified in Section 11.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably satisfactory to Seller.

                                   ARTICLE XI.
                                     CLOSING

                  11.1 CLOSING DATE. Provided the other conditions to the parties' obligations to close are satisfied, the Closing hereunder shall occur on a date that is five (5) business days following the date the last of the Required Consents is received (the "Closing Date"); provided, however, that the Closing shall occur no later than November 11, 1999. The Closing shall be effective as of 11:59 p.m. on the Closing Date. The Closing shall take place at the offices of Buyer's counsel in Washington, D.C., commencing at 10:00 a.m. on the Closing Date. If, as of the Closing Date, any condition precedent described in Article X has not been satisfied, the party that is entitled to require that such condition be satisfied may (in its sole discretion) notify the other party of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder.

                  11.2 PERFORMANCE AT CLOSING. The following documents shall be executed and delivered at Closing:

                           11.2.1 SELLER'S AND THE SHAREHOLDERS' DELIVERIES.
Seller and the Shareholders shall deliver to Buyer:

                           (a) A certificate executed by Seller attesting to
Seller's compliance with the matters set forth in Sections 10.2.1, 10.2.2, and
10.2.7 together with certified copies of (i) the Certificate of Incorporation of Seller and (ii) appropriate evidence of Seller's authorization to enter into and consummate this Agreement.

                           (b) One or more bills of sale conveying to Buyer the
Personal Property.

                           (c) One or more assignments, together with evidence
of consents of third parties to assignment of Contracts requiring such consent for which consents have been obtained), assigning to Buyer all of the Contracts or making available to Buyer the benefits of such Contracts in accordance with
Section 12.4, and assigning to Buyer the Records and the Intangible Property.

                           (d) The certificate specified in Section 5.1.

                           (e) The statement of Estimated Closing Date Working
Capital.

                           (f) The Covenants.

                           (g) The Employment Agreements.

                           (h) An executed affidavit, dated not more than thirty
(30) days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation section 1.1445-2(b), which statement certifies that Seller is not a foreign person and sets forth Seller's name, identification number, and address.

                           (i) An opinion of Seller's Counsel substantially in
the form set forth in Exhibit G, subject to customary qualifications.

                           11.2.2 BUYER'S DELIVERIES. Buyer shall deliver to
Seller:

                           (a) A certificate executed by Buyer attesting to
Buyer's compliance with the matters set forth in Sections 10.3.1 and 10.3.2, together with certified copies of (i) the Certificate of Incorporation of Buyer and (ii) appropriate evidence of Buyer's authorization to enter into and consummate this Agreement.

                           (b) The adjusted Cash Payment.

                           (c) The Note and Security Agreement.

                           (d) The Options.

                           (e) Such assumption agreements and other instruments
and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Seller's obligations under the Contracts and Seller's and the Shareholders' obligations with respect to the Assumed Debt, to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.

                           (f) An opinion of Buyer's Counsel relating to the
matters described in and substantially in the form set forth in Exhibit H, subject to customary qualifications.

                           11.2.3 OTHER DOCUMENTS AND ACTS. The parties will
also execute such other documents and perform such other acts, before and after the Closing Date, as may be necessary for the complete implementation and consummation of this Agreement.

                                  ARTICLE XII.
                            POST-CLOSING OBLIGATIONS

                  The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

                  12.1 INDEMNIFICATION.

                           12.1.1 BUYER'S RIGHT TO INDEMNIFICATION.

                           (a) Seller and the Shareholders, jointly and
severally, undertake and agree to indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives, and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee arising from (i) the claims of third parties with respect to operation of the Business or ownership of the Assets prior to Closing not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing;
(ii) a breach, misrepresentation, or other violation of any of Seller's or any Shareholder's covenants, warranties, or representations contained in this Agreement; (iii) all liabilities of Seller or the Business not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vi) any breach or default by Seller under any Contract prior to Closing; and (vii) non-compliance with any Year 2000 Condition, as defined below, including but not limited to third-party claims arising therefrom (except to the extent that such non-compliance with a Year 2000 Condition can be remedied through

Permitted Corrective Action). The foregoing indemnity is intended by Seller and the Shareholders to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

                           (b) For purposes hereof, the following are "Year 2000
Conditions": (i) that all data-processing hardware, systems, software, and stored data included among the Assets and all hardware products that have been sold and services that have been provided in conjunction with the Business (collectively, the "IT Products and Services") include and incorporate all systems and software solutions necessary or appropriate to address and accommodate Year 2000 computer systems issues; (ii) that, where applicable, the IT Products and Services have been tested and are fully capable of providing accurate results using data having date ranges spanning the twentieth and twenty-first centuries; and (iii) that, without limiting the generality of clauses (i) and (ii) of this Section, the IT Products and Services are able to
(A) manage and manipulate data involving all dates from the twentieth and twenty-first centuries without functional or data abnormality related to such dates, (B) manage and manipulate data involving all dates from the twentieth and twenty-first centuries without inaccurate results related to such dates, (C) have user interfaces and data fields formatted to distinguish between dates from the twentieth and twenty-first centuries, and (D) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

                           12.1.2 SELLER'S RIGHT TO INDEMNIFICATION. Buyer
undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Seller, and hold harmless Seller, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives, and agents (hereinafter referred to collectively as "Seller Indemnitees") against any and all losses, costs, liabilities, claims, obligations, and expenses, including reasonable attorneys' fees, incurred or suffered by a Seller Indemnitee arising from (i) the operation of the Business or ownership of the Assets after Closing, including Permitted Corrective Action with respect to products or services delivered by Seller pursuant to a Customer Contract prior to Closing; (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities under the Contracts to the extent specifically assumed by Buyer pursuant to this Agreement; and (iv) any breach or default by Buyer under any Contract after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

                           12.1.3 CONDUCT OF PROCEEDINGS. If any claim or
proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The

Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.

                           12.1.4 RIGHT OF OFFSET. Each of Buyer and Seller
shall have the right to offset against amounts up to One Million Dollars ($1,000,000) in the aggregate owing to the other amounts owing to such party pursuant to this Article XII. If the Note remains unpaid as of the time of any such offset by Buyer, then Buyer's right of offset hereunder shall be limited to a dollar-for-dollar reduction in the principal balance of the Note, provided, that if the principal balance of the Note does not cover the amount to be offset by Buyer, then Buyer may offset the balance of the amount to be offset against other payments owing to Seller, up to the maximum amount of offset permitted hereunder. In the event that Buyer pays less than One Million Dollars ($1,000,000) of the Purchase Price in the form of the Note (including if the entire Payment at Closing is paid in cash), then Seller agrees to place an amount equal to the difference between One Million Dollars and the amount of the
Note into an escrow account (the "Post-Closing Escrow"). In such case, Buyer's right of offset under this Section shall also apply to the Post-Closing Escrow, and Seller shall take such action as necessary under the terms of the Post-Closing Escrow to make such amount available to Buyer. The Post-Closing Escrow shall be subject to terms and conditions to be negotiated by the parties prior to Closing, provided that the Post-Closing Escrow shall remain in effect until it is depleted by Buyer's exercise of its right of offset pursuant hereto or twenty-four months after Closing, whichever comes first. This right of offset of either Buyer or Seller shall be limited to claims asserted within eighteen
(18) months of Closing. In the event that any payment otherwise due a party (including any Shareholder) is not paid when due as a result of a claim of offset, and it is later determined that the full amount of such claim was not justified, then the party asserting such claim shall be obligated to pay the party to whom such payment is owed the full amount of such payment plus interest at the prime rate as published in the Money Rates column of the Eastern Edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated) as of the date of such payment.

                           12.1.5 LIMITS ON AND CONDITIONS OF INDEMNIFICATION;
THRESHOLD AND CAP. Notwithstanding any other provision hereof, no Indemnified Party shall be entitled to make a claim against an Indemnitor in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of One Hundred

Thousand Dollars ($100,000). Notwithstanding any other provision of the Agreement, (i) the total indemnity obligation of neither Seller nor Buyer shall exceed the amount of the Total Consideration paid by Buyer hereunder, and (ii) the total indemnity obligation hereunder required to be paid by any individual Shareholder shall be limited to the sum of (A) the shares of Buyer Stock delivered by Buyer as the Contingent Payment that have been received and still held by Seller, valued at the fair market value of such shares as of the date issued by Buyer; plus (B) the amount received by such Shareholder in an arm's length, bona fide sale of any such shares to a third party that is not affiliated with the Seller or any Shareholder; provided, that if such sale was not in an arm's length, bona fide transaction with a non-affiliated third party, then the indemnity amount for such selling Shareholder in respect of such shares shall be the fair market value of the shares sold as of the date of such sale; plus (C) the amount of the Cash Payment times the percentage of the outstanding capital stock of Seller owned by such Shareholder on the date of this Agreement; plus (D) any Options received by such Shareholder.

                           12.1.6 PURCHASE PRICE ADJUSTMENT. The parties agree
to treat all payments made under Sections 12.1.1 and 12.1.2 as adjustments to the Purchase Price for Tax purposes.

                  12.2 POST-CLOSING ACCESS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours and upon reasonable notice, all books and records which are necessary or useful in connection with any Tax inquiry, audit, investigation, or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this Section 12.2 shall be kept confidential by the party receiving it. If Buyer or Seller is required by legal process or operation of law to disclose any confidential information, it shall provide the other party with prompt written notice of such request so that such other party may seek an appropriate protective order.

                  12.3 POST-CLOSING TAX COVENANT. Seller and the Shareholders shall, jointly and severally, pay after the Closing any Pre-Closing Taxes that have given rise to, or could give rise to any, lien or encumbrance on the Assets in the hands of the Buyer.

                  12.4 FAILURE TO OBTAIN CONSENTS. If any Contract requires the consent of a third party in order to assign it to Buyer and such consent has not been obtained by the Closing Date (a "Non-Consented Contract"), then Seller (i) shall use its reasonable best efforts to make available to Buyer the benefits that arise after the Closing Date under the Non-Consented Contract, and (ii) shall continue after the Closing Date to use its reasonable best efforts to obtain such consent. To the extent that Seller has made available to Buyer the benefits that arise after the Closing Date under a Non-Consented Contract, Buyer shall assume Seller's obligations that arise under the Non-Consented Contract after the Closing Date, whether or not any such benefits are actually received by Buyer.

                                  ARTICLE XIII.
                          DEFAULT AND REMEDIES; DAMAGE

                  13.1 TERMINATION BY SELLER UPON BUYER'S DEFAULT. This Agreement may be terminated by Seller and the purchase and sale of the Assets abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                           (a) If on the date that would otherwise be the
Closing Date (subject to the right of Buyer to cure provided in Section 13.3 hereof) any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied in all material respects or waived in writing by Seller.

                           (b) If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                           (c) If the Closing shall not have occurred by
November 11, 1999.

                  13.2 TERMINATION BY BUYER UPON SELLER'S DEFAULT. This Agreement may be terminated by Buyer and the purchase and sale of the Assets abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                           (a) If on the date that would otherwise be the
Closing Date (subject to the right of Seller to cure provided in Section 13.3 hereof) any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied in all material respects or waived in writing by Buyer.

                           (b) If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing.

                           (c) If the Closing shall not have occurred by
November 11, 1999.

                  13.3 BREACH AND OPPORTUNITY TO CURE. If either party believes the other to be in default hereunder, the non-defaulting party shall provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default has not been cured by the earlier of: (i) the Closing Date, or (ii) within thirty (30) days after delivery of such notice, then the party giving such notice may (x) terminate this Agreement, (y) extend the Closing Date under Section 11.1 (but no such extension shall constitute a waiver of such non-defaulting party's right to terminate as a result of such default), and/or (z) exercise the remedies available to such party pursuant to Section
13.4 or 13.5, subject to the right of the other party to contest such action through appropriate proceedings.

                  13.4 SELLER'S REMEDIES. If this Agreement is terminated by Seller as a result of a material breach of this Agreement by Buyer and Seller is not in material breach of this Agreement, then the payment to Seller of One Hundred Thousand Dollars ($100,000) shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of the payment to be made to Seller pursuant to this Section is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's breach of this Agreement. Seller waives all claims to damages arising from any termination of this Agreement except for liquidated damages under the circumstances set forth in the first sentence of this Section.

                  13.5 BUYER'S REMEDIES. The parties recognize that if, prior to Closing, Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available (including but not limited to the provisions of Section 12.1 (relating to Indemnification)), to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by Buyer to enforce this Agreement prior to Closing, Seller shall waive the defense that there is an adequate remedy at law. Following the Closing, Buyer shall be entitled, in addition to any other remedies that may be available, to seek specific performance of the terms of this Agreement if such remedy is available at equity. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to recover Buyer's damages.

                  13.6 DAMAGE.

                           13.6.1 RISK OF LOSS. The risk of loss or damage to
the Assets shall be upon Seller at all times prior to the Closing, and upon Buyer from and after the Closing. In the event of loss or damage prior to Closing, Seller shall promptly notify Buyer thereof and shall repair, replace, and restore the lost or damaged property to its former condition as soon as possible. If such repair, replacement, and restoration has not been completed prior to the Closing Date, Buyer may, at its option:

                           (a) elect to terminate this Agreement, but only if
the failure to repair, replace and restore the lost or damaged Asset continues for a period in excess of sixty (60) days from the Closing Date without consideration of this Section 13.6;

                           (b) elect to consummate the Transaction on the
Closing Date in which event Seller shall pay to Buyer the amount necessary to restore the lost or damaged Asset to its former condition and against such obligation shall assign to Buyer all of Seller's rights under any applicable insurance policies; or

                           (c) elect to postpone the Closing Date until a date
within fifteen (15) business days after Seller gives written notice to Buyer of completion of the repair, replacement, and restoration of such lost or damaged Asset. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced, or restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

                  13.7 LEGAL ACTIONS. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority to enjoin, restrain, or prohibit the consummation of the Transaction, the Closing may be adjourned at the option of either party, for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, either party may, by written notice to the other, terminate this Agreement; provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of, Seller or Buyer, then such party shall not have any right of adjournment or termination pursuant to this Section. In the event of termination pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

                  13.8 FAILURE TO OBTAIN CONSENTS. Buyer's sole remedy (assuming that Seller has satisfied its obligations under this Agreement, including its obligation under Section 9.2 to use its reasonable best efforts to obtain all necessary consents and its obligation under Section 12.4 to use its reasonable best efforts to make the benefits of the Non-Consented Contracts available to Buyer) for Seller's failure to obtain sufficient numbers of consents within the time period provided herein shall be to elect whether or not to proceed with the Closing hereunder, and in no event shall Buyer be entitled to collect damages from Seller, whether or not a Closing takes place hereunder.

                                  ARTICLE XIV.
                               GENERAL PROVISIONS

                  14.1 EXPENSES. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the Transaction is consummated. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Seller.

                  14.2 NOTICES. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

                           (a) If to Seller or any Shareholder:

                               Conklin & Conklin, Inc.
                               612 Wheelers Farm Road
                               Milford, CT 06460
                               Attn:   (if to Seller) Lance H. Conklin
                                       (if to Shareholder) name of Shareholder


                               with a copy to (which shall not constitute notice):

                               David M. Lehn, Esq.
                               Kleban & Samor, P.C.
                               2425 Post Road
                               P.O. Box 763
                               Southport, CT 06490


                           (b) If to Buyer:

                               USinternetworking, Inc.
                               One USi Plaza
                               Annapolis, MD 21401-7478
                               Attn:  William Price, Esq.


                               with a copy to (which shall not constitute notice):

                               James F. Rogers, Esq.
                               Latham & Watkins
                               1001 Pennsylvania Avenue, N.W.
                               Suite 1300
                               Washington, D.C. 20004


Any party may change its address for notices by notice to the others given pursuant to this Section.

                  14.3 ATTORNEYS' FEES. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

                  14.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION RIGHTS. The several representations and warranties of the parties contained herein, and the parties' respective indemnification rights pursuant to Section 12.1, shall survive the Closing for a period of eighteen (18) months, at which time the same shall expire (except for claims asserted during such eighteen-month); provided, however, that representations and warranties with respect to title, authorization, and environmental matters shall survive in perpetuity and the representation with respect to Taxes shall survive the Closing until Ninety days after the applicable statute of limitations.

                  14.5 EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Seller, its officers, directors, employees, any person acting on Seller's behalf, nor any Shareholder shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Assets or the Business.

                  14.6 WAIVER. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by any other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

                  14.7 ASSIGNMENT. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign its rights and obligations to a corporation, partnership, or other business entity that controls, is controlled by, or is under common control with Buyer, and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender that provides funds to Buyer for the acquisition of the Assets or operation of the Business.

                  14.8 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

                  14.9 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

                  14.10 CONSTRUCTION. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  14.11 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are a material part of this Agreement.

                  14.12 SEVERABILITY. If any one or more of the provisions contained in this Agreement should be found invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

                  14.13 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law rules utilized in that jurisdiction.

                  14.14 COUNSEL. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

                  14.15 PUBLIC STATEMENTS. Neither Seller nor Buyer shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement except to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

                  14.16 ARBITRATION. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties after the Closing arising out of or relating to this Agreement, including without limitation the indemnities provided in Section 12.1, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in New York, New York administered by the American Arbitration Association in accordance with its rules for commercial arbitration then in effect or such other procedures as the parties may agree to prior to the Closing. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                                  SELLER:

                                    CONKLIN & CONKLIN, INC.



                                     By: /s/ Frederick S. Conklin
                                        -----------------------------------
                                     Name:  Frederick S. Conklin
                                          ---------------------------------
                                     Title: President
                                           --------------------------------

                                  SHAREHOLDERS:

                                     FREDERICK S. CONKLIN


                                     /s/ Fred Conklin
                                     -------------------------------------
                                     Fred Conklin


                                     LANCE H. CONKLIN

                                     /s/ Lance H. Conklin
                                     -------------------------------------
                                     Lance H. Conklin


                                     JAMES D. VERONNEAU

                                     /s/ James D. Veronneau
                                     -------------------------------------
                                     James D. Veronneau


                                  BUYER:

                                     USINTERNETWORKING, INC.



                                     By: /s/ James A. Stalder
                                        ----------------------------------
                                     Name:  James A. Stalder
                                          --------------------------------
                                     Title: SUP, Strategic Development
                                           -------------------------------